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                                                                 EXHIBIT 99.2



                         AMERICAN FINANCIAL CORPORATION

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL
                MEETING OF SHAREHOLDERS ON ___________ __, 2003

The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Series J Preferred Stock of American Financial Corporation ("AFC") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Company to be held on ________ __, 2003, at _____A.M., local time, at ___________, ______________, Cincinnati, Ohio, in the approval of a merger agreement, the adjournment or postponement of the meeting and to transact such other business as may properly come before the meeting.

THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. To adopt an Agreement and Plan of Merger and Reorganization pursuant to which all of the shares of AFC Series J Preferred Stock would be converted into shares of common stock of American Financial Group, Inc.

         [ ] FOR THE MERGER       [ ] AGAINST THE MERGER           [ ] ABSTAIN

2. To authorize postponement or adjournment of the special meeting, if necessary, to solicit additional votes to adopt the Agreement and Plan of Merger and Reorganization.

         [ ] FOR                  [ ] AGAINST

3. To authorize the transaction of such other business as may properly come before the special meeting.

         [ ] FOR                  [ ] AGAINST



Date:__________, 2003                   Signature____________________________


                                        Signature____________________________

IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

To vote your shares, please mark, sign, date and return this proxy form.

           PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE
                  APPROPRIATE BOX(ES) ON THE VOTE CARD. PLEASE
                         SIGN, DATE, DETACH AND RETURN.

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       THIS PROXY FORM IS DESIGNED TO ENABLE THE SHAREHOLDER TO DETACH AND
        MAIL THE VOTE CARD WITHOUT A RETURN ENVELOPE. THIS IS INTENDED TO
              REDUCE PROCESSING COSTS, TO MAINTAIN CONFIDENTIALITY,
                 AND TO PROVIDE ADDED SHAREHOLDER CONVENIENCE.

 INFORMATION PERTAINING TO SHAREHOLDER REGISTRATION (ACCOUNT NUMBER AND
    SHARES HELD) APPEARS ONLY ON THIS SECTION OF THE CARD, WHICH YOU RETAIN.
       INFORMATION ON THE PART OF THE CARD MAILED IS ENCODED AND IS USED
                       SOLELY TO ENABLE VOTE TABULATION.

    IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES WITH THIS FORM, PLEASE
                      CALL 1-800-368-3417 OR 513-579-2414

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         AMERICAN FINANCIAL CORPORATION

THE NAMED PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE MEETING, SUCH SHARES SHALL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.